As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-167392

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN DG ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1711	04-3569304
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

American DG Energy Inc.
45 First Avenue
Waltham, MA 02451
781-622-1120
(Address, including zip code, and telephone number of registrant’s principal executive offices)
Copy to:
Anthony S. Loumidis	Edwin L. Miller Jr.
Chief Financial Officer	Sullivan & Worcester LLP
American DG Energy Inc.	One Post Office Square
45 First Avenue	Boston, MA 02109
Waltham, MA 02451	Tel: (617) 338-2800/Fax: (617) 338-2880
(781) 622-1120/Fax: (781) 622-1027
(Name, address, including zip code, and telephone number, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price		Amount of registration fee[1]
Common Stock		(2)		(2)
Warrants to purchase Common Stock		(2)		(2)
	$50,000,000	(3)	$3,565

(1)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(2)
This registration statement covers: (i) such an indeterminate amount of common stock (with accompanying purchase rights, if any), as may be sold, from time to time, at indeterminate prices, by the Registrant; (ii) such an indeterminate amount of warrants, representing rights to purchase common stock, as may be sold from time to time at indeterminate prices by the Registrant; (iii) such an indeterminate amount of common stock as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into shares of common stock; and (iv) pursuant to Rule 416 under the Securities Act of 1933, as amended, such an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000.
(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant’s Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2010 (Registration No. 333-167392), or the Registration Statement, is hereby being amended in response to certain comments made by the staff of the Securities and Exchange Commission.  In response to such comments, we are amending and restating in its entirety the section captioned “Incorporation of Documents by Reference,” due to omissions therefrom in the Registration Statement as originally filed, or the Original Filing.  Except as described herein, there are no changes to the Registration Statement, and we do not purport by this Amendment to otherwise update any of the information contained in the Registration Statement. Accordingly, this Amendment should be read in conjunction with our filings with the SEC subsequent to the filing of the Original Filing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus, as amended, and prior to the sale of all the shares covered by this prospectus.

•	The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, filed with the Commission on March 31, 2010 (File No. 001-34493).

•
The information identified as incorporated by reference under Items 10 through 14 of Part III of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, and from the Company’s Proxy Statement for the Company’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 30, 2010.

•	The Company’s Current Report on Form 8-K filed with the SEC on February 11, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on March 24, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on May 12, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on May 27, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on June 15, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on July 19, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on August 3, 2010 (File No. 001-34493).

•	The Company’s Current Report on Form 8-K filed with the SEC on September 8, 2010 (File No. 001-34493).

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the Commission on May 13, 2010 (File No. 001-34493).

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the Commission on August 13, 2010 (File No. 001-34493).

•
The description of our common stock contained in our Form 8-A filed with the SEC on October 15, 2009 and including all amendments and reports filed for the purpose of updating such description (File No. 001-34493).

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information: Anthony S. Loumidis, Chief Financial Officer, American DG Energy Inc., 45 First Avenue, Waltham, MA 02451, Phone: (781) 622-1117.

Item 16. Exhibits

(a)	Exhibits.

Exhibit
Number	Description

23.1	Consent of Caturano and Company, INC. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has authorized this Amendment No. 1 to Registration Statement on Form S-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on September 17, 2010.

AMERICAN DG ENERGY INC.

By: /s/ John N. Hatsopoulos
John N. Hatsopoulos
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the Company hereby constitute and appoint John N. Hatsopoulos, Barry J. Sanders and Anthony S. Loumidis, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this Amendment No. 1 to Registration Statement on Form S-3/A, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3/A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George N. Hatsopoulos	Chairman of the Board	September 17, 2010
George N. Hatsopoulos

/s/ John N. Hatsopoulos	Chief Executive Officer (Principal Executive Officer)	September 17, 2010
John N. Hatsopoulos	& Director

/s/ Anthony S. Loumidis	Chief Financial Officer (Principal Financial	September 17, 2010
Anthony S. Loumidis	and Accounting Officer)

/s/ Earl R. Lewis	Director	September 17, 2010
Earl R. Lewis

/s/ Charles T. Maxwell	Director	September 17, 2010
Charles T. Maxwell

/s/ Deanna M. Petersen	Director	September 17, 2010
Deanna M. Petersen

/s/ Francis A. Mlynarczyk	Director	September 17, 2010
Francis A. Mlynarczyk